Exhibit 10.59

REGISTRATION RIGHTS AGREEMENT

Dated November 16, 2018

by and among

TENCENT MUSIC ENTERTAINMENT GROUP

(腾讯音乐娱乐集团)

and

PARTIES LISTED ON SCHEDULE A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHT AGREEMENT (this “Agreement”) is made on November 16, 2018 by and among:

(a)    Tencent Music Entertainment Group (腾讯音乐娱乐集团), an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); and

(b)    the parties listed on Schedule A (collectively, the “Shareholders” and each, a “Shareholder”).

RECITALS

A.

The Company, the Shareholders and certain other parties thereto have entered into the Third Amended and Restated Shareholders Agreement, dated as of January 8, 2018, as amended by the Amendment Agreement dated as of September 26, 2018 by and among the Company and the other Shareholder parties thereto (the “Prior Agreement”);

B.

The Company and the Shareholders have duly approved a form of the Amended and Restated Memorandum and Articles of Association of the Company that will become effective immediately prior to the consummation of a QIPO of the Company (the “Post-IPO Articles”); and

C.

To facilitate the QIPO of the Company, it is the intention of the Company and the Shareholders party to this Agreement that, immediately prior to the consummation of a QIPO of the Company, certain provisions in the Prior Agreement that are not consistent with the Post-IPO Articles (other than those relating to the registration rights of the Shareholders) shall terminate and be of no further force and effect, and accordingly the Prior Agreement shall be superseded and replaced by this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS

For purposes of this Agreement the following terms have the following meanings:

“ADRs” means American Depositary Receipts representing the right to receive Class A Ordinary Shares.

“ADSs” means American Depositary Shares representing the right to receive Class A Ordinary Shares.

“Affiliate” means, (i) with respect to a person that is a natural person, such person’s relatives and any other person (other than natural persons) directly or indirectly Controlled by such person, and (ii) with respect to a person that is not a natural person, a person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such person. For the purposes of this definition, “relative” of a person means such person’s spouse, parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent or the spouse of such person’s child, grandchild, sibling, uncle, aunt, nephew or niece. Notwithstanding the foregoing, for purposes of this Agreement, no Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of the existence of any rights or obligations under this Agreement or holding of the Company Securities by such Shareholder and any other Shareholder.

“Agreement” has the meaning ascribed to it in the preamble.

“Arbitration Notice” has the meaning ascribed to it in Section 3.5 (Governing Law and Dispute Resolution).

“Articles” means the Memorandum and Articles of Association of the Company as the same may be amended from time to time.

“Board” means the board of directors of the Company.

“Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.000083 per share, of the Company, having the rights, privileges and interests of the Class A Ordinary Shares set forth in the Post-IPO Articles.

“Company” has the meaning ascribed to it in the preamble.

“Company Securities” means any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of the Company, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to the Company, or any contract of any kind for the purchase or acquisition from the Company of any of the foregoing, either directly or indirectly.

“Confidential Information” has the meaning ascribed to it in Section 3.13 (Confidentiality).

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosing Party” has the meaning ascribed to it in Section 3.13 (Confidentiality).

“Dispute” has the meaning ascribed to it in Section 3.5 (Governing Law and Dispute Resolution).

“Exchange Act” has the meaning ascribed to it in Section 2.9(a) (Indemnification).

“Form F-3” or “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

“Form F-4” or “Form S-4” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

“Holder” means any Shareholder holding Registrable Securities or any assignee thereof in accordance with Section 2.10 (Assignment of Registration Rights).

“HKIAC” has the meaning ascribed to it in Section 3.5 (Governing Law and Dispute Resolution).

“HKIAC Rules” has the meaning ascribed to it in Section 3.5 (Governing Law and Dispute Resolution).

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Initiating Holders” has the meaning ascribed to it in Section 2.1(b) (Demand Registration).

“July 2016 SHA” has the meaning ascribed to it in Section 3.4 (Entire Agreement).

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any governmental authority.

“Lock-up Period” has the meaning ascribed to it in Section 2.13 (“Market Stand-Off” Agreement).

“March 2016 SHA” has the meaning ascribed to it in Section 3.4 (Entire Agreement).

“Material Adverse Effect” means, with respect to the Company, any change, event, or effect that is materially adverse to the business, operations, assets, liabilities, financial condition, results of operations or prospects of that person and its Subsidiaries taken as a whole.

“Non-Disclosing Party” has the meaning ascribed to it in Section 3.13 (Confidentiality).

“Ordinary Shares” means the ordinary shares of the Company having the meaning ascribed to it in the Articles of the Company in effect from time to time.

“Post-IPO Articles” has the meaning ascribed to it in the recitals.

“PRC” means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“Prior Agreement” has the meaning ascribed to it in the recitals.

“Prior SHAs” has the meaning ascribed to it in Section 3.4 (Entire Agreement).

“Prior Transaction Documents” means collectively (i) that certain Share Subscription Agreement dated July 12, 2016 by and among the Company, Tencent and certain other parties thereto, (ii) that certain Subscription Agreement dated December 8, 2017 by and among the Company, Tencent Music Entertainment Hong Kong Limited, Spotify Technology S.A. and Spotify AB, (iii) the share subscription agreements entered into by the Company and the purchasers thereunder, pursuant to which an aggregate of 119,394,895 Ordinary Shares were issued to the purchasers, the forms of which were approved by the Board on December 29, 2017, (iv) the share subscription agreements entered into by the Company and each of Sony Music Entertainment and WMG China LLC on October 1, 2018, (v) the Prior SHAs, and (vi) any other agreement, document or instrument required to be executed and delivered in connection with the transactions contemplated by any of the foregoing.

“QIPO” means a firm underwritten public offering of the Class A Ordinary Shares or any equity securities in any of the Company’s Subsidiaries in the U.S., pursuant to an effective registration statement under the Securities Act, or in a similar public offering of the Class A Ordinary Shares or any equity securities in any of the Company’s Subsidiaries in another jurisdiction which results in such shares trading publicly on the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ Stock Market, A-Share Market or such other stock exchange approved by the Board (each, a “Qualified Stock Exchange”) where the Company meets the listing requirements of such Qualified Stock Exchange, and which, in each case, has an offering price per share that results in a post-money valuation of the Company at a minimum of US$6 billion on a fully diluted basis upon the consummation of the public offering.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act (or other applicable securities regulations, as the case may be) and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means any Class A Ordinary Shares held by any Shareholder, including any Class A Ordinary Shares issued as a dividend or other distribution and Class A Ordinary Shares issuable upon the exchange, conversion or exercise of any warrant, right or other security; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Class A Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof or analogous rule of another jurisdiction so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. Reference to Registrable Securities in this Agreement shall include ADRs or ADSs representing such Registrable Securities.

The number of shares of “Registrable Securities then outstanding” shall be determined by the number of Class A Ordinary Shares outstanding which are, and the number of Class A Ordinary Shares issuable pursuant to then exchangeable, exercisable or convertible securities which are, Registrable Securities.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute.

“Selection Period” has the meaning ascribed to it in Section 3.5 (Governing Law and Dispute Resolution).

“Shareholder” and “Shareholders” has the meaning ascribed to it in the preamble.

“Subsidiary” means, with respect to any given person, any person of which the given person directly or indirectly Controls.

“Tencent” means Min River Investment Limited, a Shareholder of the Company.

“Violation” has the meaning ascribed to it in Section 2.9(a) (Indemnification).

“2013 SHA” has the meaning ascribed to it in Section 3.4 (Entire Agreement).

“2014 SHA” has the meaning ascribed to it in Section 3.4 (Entire Agreement).

2.	REGISTRATION RIGHTS

2.1    Demand Registration.

(a)    If the Company receives, upon the expiration of six (6) months after the effective date of a QIPO, a written request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding, then the Company shall, within thirty (30) days after the receipt thereof, give a written notice of such request to all Holders and shall, subject to the limitations of Section 2.1(b) (Demand Registration), use its best efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days after the mailing of such notice by the Company. Registrations under this Section 2.1 (Demand Registration) shall be on such appropriate registration form of the SEC or other governmental entity as shall be selected by the Company and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration.

(b)    If the Holders initiating the registration request under this Section 2.1 (Demand Registration) (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 (Demand Registration) and the Company shall include such information in the written notice referred to in Section 2.1(a) (Demand Registration). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e) (Obligations of the Company)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1 (Demand Registration), if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of the Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company held by each Holder; provided, however, that in each case the amount of Registrable Securities to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting; and provided, further, that in the case of registration pursuant to Section 2.1(a) (Demand Registration), that if the reduction reduces the total amount of Registrable Securities included in such underwriting to less than thirty percent (30%) of the Registrable Securities initially requested for registration by the Initiating Holders, such offering shall not be counted as a registration for the purpose of subsection (d)(i).

(c)    Notwithstanding the foregoing, if the Company furnishes to the Initiating Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request from the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

(d)    In addition to and without prejudice to Section 2.14 (Termination of Registration Rights), the Company shall not be obligated to effect, or take any action to effect, any registration pursuant to this Section 2.1 (Demand Registration):

(i)    after the Company has effected two (2) registrations pursuant to Section 2.1(a) (Demand Registration) (with ADRs or ADSs and their underlying Class A Ordinary Shares constituting a single registration) and such registrations (x) have been declared or ordered effective, or (y) have been closed or withdrawn at the request of the Initiating Holders (other than as a result of a Material Adverse Effect);

(ii)    during the period commencing on the date sixty (60) days prior to the date of filing (as estimated by the Company in good faith) of, and ending on the date one hundred and eighty (180) days after the effective date of (subject to such extension as provided in Section 2.13 (“Market Stand-Off” Agreement)), a registration subject to Section 2.2 (Company Registration) (other than a registration relating solely to the sale of securities to participants in a Company share plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Class A Ordinary Shares being registered are Class A Ordinary Shares issuable upon conversion of debt securities that are also being registered or an SEC Rule 145 transaction); provided that the Company uses its reasonable best efforts to cause such registration statement under Section 2.2 (Company Registration) to become effective; or

(iii)    if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form F-3 or Form S-3 (or any successor form that provides for short-form registration), as the case may be.

2.2    Company Registration. If (but without any obligation to do so) the Company proposes to register (including, for this purpose, a registration effected by the Company for Shareholders other than the Holders) any of its securities under the Securities Act (or such applicable securities laws, as the case may be), in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share plan, an offering or sale of securities pursuant to a registration statement on Form F-4 or Form S-4 (or any successor form), as the case may be, a registration in which the only shares being registered are Class A Ordinary Shares issuable upon conversion of debt securities which are also being registered, a registration of securities in a transaction under Rule 145 promulgated under the Securities Act, or in any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder a written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 2.7 (Underwriting Requirements), cause to be registered under the Securities Act the Registrable Securities that each such Holder has requested to be registered. For the avoidance of doubt, registration pursuant to this Section 2.2 (Company Registration) shall not be deemed to be a demand registration as described in Section 2.1 (Demand Registration) above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2 (Company Registration).

2.3    Form F-3 or S-3 Registration. In case the Company receives from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form F-3 or Form S-3, as the case may be, and any related qualification or compliance with respect to all or a part of the Registrable Securities held by such Holders, as the case may be, the Company shall:

(a)    promptly give a written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3 (Form F-3 or S-3 Registration):

(i)    if Form F-3 or Form S-3, as the case may be, is not available for such offering by the Holder(s);

(ii)    if the Holder(s), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price to the public (before any underwriters’ discounts or commissions) of less than one million U.S. dollars (US$1,000,000);

(iii)    if the Company furnishes to the Holder(s) a certificate signed by the president or chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration on Form F-3 or Form S-3 (as the case may be) to be effected at such time, the Company shall have the right to defer the filing of the registration statement on Form F-3 or Form S-3 (as the case may be) for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.3 (Form F-3 or S-3 Registration); provided, however, that the Company shall not utilize this right more than twice in any twelve (12) month period;

(iv)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(v)    during the period ending on the date one hundred and eighty (180) days after the effective date of a registration statement subject to Section 2.2(Company Registration), which period may be extended pursuant to Section 2.13 (“Market Stand-Off” Agreement).

(c)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.3 (Form F-3 or S-3 Registration) shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 (Demand Registration) or 2.2 (Company Registration).

2.4    Obligations of the Company. Whenever required under this Section 2 (Registration Rights) to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC (or such other governmental authorities, as the case may be) a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and twenty (120) days;

(b)    prepare and file with the SEC (or such other governmental authorities, as the case may be) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (or such other applicable securities laws, as the case may be) with respect to the disposition of all securities covered by such registration statement for up to one hundred and twenty (120) days;

(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (or such other applicable securities laws, as the case may be), and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities held by them;

(d)    use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as may be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such underwriting shall also enter into and perform its obligations under such agreement;

(f)    notify each Holder of the Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or such other applicable securities laws, as the case may be) of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading; such obligation shall continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which such prospectus forms a part, or (ii) withdrawal of such registration statement;

(g)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration; and

(i)    use its reasonable best efforts to furnish, at the request of any Holder requesting registration of the Registrable Securities pursuant to this Section 2 (Registration Rights), on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2 (Registration Rights), if such securities are being sold through underwriters, or on the date the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, from the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities; and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 (Registration Rights) with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Sections 2.1 (Demand Registration) and 2.3 (Form F-3 or S-3 Registration) if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration fails to reach or exceed the number of shares or the anticipated aggregate offering price originally required to trigger the Company’s obligation to initiate such registration as specified in Sections 2.1(a) (Demand Registration) or 2.3(b)(ii) (Form F-3 or S-3 Registration), whichever is applicable.

2.6    Expenses of Registration.

(a)    Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions and such underwriting expenses to be borne by the underwriters and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 2.1 (Demand Registration), including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 (Demand Registration) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on their Registrable Securities included in such registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 (Demand Registration).

(b)    Expenses of Company Registration. All expenses (other than underwriting discounts and commissions and such underwriting expenses to be borne by the underwriters) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 2.2 (Company Registration) for each Holder (which right may be assigned as provided in Section 2.10 (Assignment of Registration Rights)), including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for the selling Holder or Holders shall be borne by the Company.

(c)    Expenses of Registration on Form F-3 or Form S-3. All expenses (other than underwriting discounts and commissions and such underwriting expenses to be borne by the underwriters) incurred in connection with registrations requested pursuant to Section 2.3 (Form F-3 or S-3 Registration), including all registration, filing, qualification, printers’ and legal and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for the selling Holders shall be borne by the Company.

2.7    Underwriting Requirements. If a registration statement for which the Company gives a notice pursuant to Section 2.2 (Company Registration) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities as part of such written notice. In such event, the right of any Holder to include its Registrable Securities in a registration pursuant to Section 2.2 (Company Registration) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders of securities of the Company whose securities are to be included in such registration and underwriting) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated (i) first, to the Company, (ii) second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that no exclusion of such Holders’ Registrable Securities shall be made unless all other Shareholders’ securities are first excluded; and provided, further, that in any underwriting that is not in connection with the Company’s initial public offering, the amount of Registrable Securities included in the offering shall not be reduced below twenty percent (20%) of the Registrable Securities requested to be included in such offering, and (iii) third, to the other Shareholders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter at least thirty (30) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners, stockholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

2.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2 (Registration Rights).

2.9    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2 (Registration Rights):

(a)    To the extent permitted by applicable Laws, the Company will indemnify and hold harmless each Holder, any “underwriter” (as defined in the Securities Act) for such Holder and each person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or Controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) (Indemnification) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or Controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs solely as a result of any written information furnished expressly for use in connection with such registration by such Holder, underwriter or Controlling person.

(b)    To the extent permitted by applicable Laws, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who Controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any Controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation by such Holder, in each case to the extent (and only to the extent) that such Violation occurs solely as a result of any written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.9(b) (Indemnification), in connection with investigating, defending or settling any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) (Indemnification) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided further, that in no event shall any indemnity under this Section 2.9(b) (Indemnification) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.9 (Indemnification) of a notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9 (Indemnification), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time after the commencement of any such action, if actually and materially prejudicial to its ability to defend such action, shall relieve such indemnifying party from any liability to the indemnified party under this Section 2.9 (Indemnification), but the omission to deliver a written notice to the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 2.9 (Indemnification). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)    If the indemnification provided for in this Section 2.9 (Indemnification) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 2.9(d) (Indemnification) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)    The obligations of the Company and Holders under this Section 2.9 (Indemnification) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 (Registration Rights).

2.10    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 (Registration Rights) may be assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner or affiliated fund of any Holder which is a partnership, (ii) any member or former member of any Holder which is a limited liability company, (iii) any family member or trust for the benefit of any individual Holder, (iv) any Affiliate of a Holder, or (v) a transferee or assignee who acquires at least 20% of the shares of Registrable Securities originally purchased by the Holder (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares); provided, in each case, that the Company is, within a reasonable time after such transfer, furnished with a written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and, provided further, that the transferee or assignee of such registration rights assumes in writing the obligations of such Holder under this Section 2 (Registration Rights). For the purposes of determining the amount of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a business entity who are Affiliates, retired Affiliates of such entity (including spouses and ancestors, lineal descendants and siblings of such Affiliates or Affiliates who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the business entity; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2 (Registration Rights).

2.11    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 (Company Registration), unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration.

2.12    Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public pursuant to a registration on Form F-3 or Form S-3, as the case may be, or without registration, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)    take such action, including the voluntary registration of its Class A Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form F-3 or Form S-3 (or any successor form that provides for short-form registration), as the case may be, for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)    file with the SEC (or such governing authorities, as applicable) in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, or other applicable securities regulations; and

(d)    furnish to any Holder, so long as accurate and so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any successor form that provides for short-form registration) (at any time after it so qualifies), as the case may be, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.13    “Market Stand-Off” Agreement.

(a)    Each Holder hereby agrees that, during the period (the “Lock-up Period”) of duration (up to, but not exceeding, one hundred and eighty (180) days unless extended as provided below) specified in the relevant underwriting agreement by the Company and an underwriter of the Class A Ordinary Shares, following the date of the final prospectus which forms a part of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Registrable Securities included in such registration, if any. Each Holder agrees to execute an agreement with said underwriters in customary form consistent with the provisions of this Section 2.13 (“Market Stand-Off” Agreement), provided, however, that (i) all directors, officers and holders of the outstanding Class A Ordinary Shares shall sign substantially identical agreements and (ii) the agreement permits transfers to Affiliates or other transferees if, in each case, the transferee enters into a substantially similar agreement.

(b)    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such Lock-up Period and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 2.13 (“Market Stand-Off” Agreement).

(c)    Notwithstanding the foregoing, the obligations described in this Section 2.13 (“Market Stand-Off” Agreement) shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

2.14    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 (Registration Rights) (except for Section 2.9 (Indemnification)) after the earlier of (i) five (5) years following the consummation of a QIPO, and (ii) such time as Rule 144 is available for the sale of all (and not less than all) of such Holder’s Class A Ordinary Shares (with all transfer restrictions and restrictive legends removed upon such sale) to the public during a ninety (90) day period without registration.

2.15    Foreign Registrations. To the extent the Company effects a public offering or registration in a jurisdiction outside the U.S., the registration rights afforded to the Holders, and the intent of the related provisions hereunder shall, subject to the applicable securities regulations, be carried out and applied as nearly as possible in such foreign jurisdiction as if such public offering or registration were effected in the U.S.

3. MISCELLANEOUS

3.1    Effectiveness of Agreement. This Agreement shall be effective with respect to each of the Company and the Shareholders on the later of (i) the date of due execution and delivery of this Agreement by the Company and the Shareholders holding at least 75% of the issued and outstanding Ordinary Shares held by all Shareholders as of the date hereof or (ii) immediately prior to the consummation of a QIPO.

3.2    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated in this Agreement. Such amendment and restatement is effective upon effectiveness of this Agreement in accordance with Section 3.1. Upon such effectiveness, all provisions of, rights granted and made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force and effect.

3.3    Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Laws. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

3.4    Entire Agreement. This Agreement, together with all the exhibits hereto and thereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, including the Prior Agreement, the Shareholders Agreement dated July 12, 2016 by and among the Company and certain other parties named therein (“July 2016 SHA”), the Shareholders Agreement dated March 8, 2016 by and among the Company and certain other parties named therein (“March 2016 SHA”), the Shareholders Agreement dated May 26, 2014 by and among the Company and certain other parties named therein (“2014 SHA”) and the Amended and Restated Shareholders Agreement dated December 4, 2013 by and among the Company and certain other parties named therein (“2013 SHA”, together with the 2014 SHA, the March 2016 SHA, the July 2016 SHA and the Prior Agreement, the “Prior SHAs”).

3.5    Governing Law and Dispute Resolution. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the parties hereunder.

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fail to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 3.5 (Governing Law and Dispute Resolution), including the provisions concerning the appointment of the arbitrators, this Section 3.5 (Governing Law and Dispute Resolution) shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

3.6    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or signature of a party delivered by facsimile, email or similar electronic transmission pursuant to which the signature of (or on behalf of) such party can be seen shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by such party.

3.7    Headings. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

3.8    Notices. Except as may be otherwise provided herein, any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) upon personal delivery, (ii) upon delivery by overnight courier, or (iii) five (5) days after deposit in the mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, to its principal office, and (b) if to a Shareholder, to such Shareholder’s address as is on file with the records of the Company, or at such other address as the parties may designate by a ten (10) days’ advance written notice to the other parties.

3.9    Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and the Shareholders holding at least 75% of the then issued and outstanding Ordinary Shares held by all Shareholders (which Shareholders must include Tencent).

3.10    Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon each Shareholder and each Shareholder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of Law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except as otherwise provided in Section 2.10 (Assignment of Registration Rights), no party may assign any rights or delegate any obligations hereunder.

3.11    Expenses. Each party shall bear its own expenses, including legal fees, in connection with the transactions contemplated by this Agreement.

3.12    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of such first party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party shall be cumulative and not alternative.

3.13    Confidentiality.

(a)    The parties hereto acknowledge and agree that the existence, terms and conditions of this Agreement and the Prior Transaction Documents and any information received by any Shareholder pursuant to Section 9 (Information Rights) of the Prior Agreement (or equivalent provisions relating to Shareholders’ information rights in the Prior SHAs) or any other confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company to which such Shareholder has been or shall become privy by reason of the Prior Transaction Documents, discussions or negotiations relating to this Agreement or the Prior Transaction Documents, and the performance of its obligations hereunder or thereunder (collectively, the “Confidential Information”) shall be considered confidential information and shall not be disclosed by any party to any third party except in accordance with the provisions set forth below; provided that such Confidential Information shall not include any information that is in the public domain other than by reason of the breach of the confidentiality obligations hereunder.

(b)    Notwithstanding the foregoing, any party may disclose any of the Confidential Information to its current or bona fide prospective investors, permitted assignees or transferees, directors, officers, shareholders, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

(c)    Subject to Section 3.13(d) hereof, in the event that any party is requested or becomes legally compelled (including, without limitation, pursuant to securities laws and regulations and other applicable laws and stock exchange rules) to disclose any Confidential Information in contravention of the provisions of this Section 3.13 (Confidentiality), such party (the “Disclosing Party”) shall provide the Company and any other Party to whom such Confidential Information relates (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is requested or legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

(d)    Notwithstanding anything to the contrary in this Section 3.13 (Confidentiality), each Shareholder consents to, and waives any claim against the Company and its Affiliates arising out of or relating to, the disclosure of the existence of this Agreement and the Prior Transaction Documents, the terms and conditions herein and therein, and the transactions contemplated hereby and thereby (including the public filing of this Agreement and the Prior Transaction Documents) if and to the extent that such disclosure is required by applicable laws, rules or regulations of, or requested by, any governmental or regulatory authority (including applicable securities exchanges).

(e)    The provisions of this Section 3.13 (Confidentiality) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto.

(f)    All notices required under this section shall be made pursuant to Section 3.8 (Notices) of this Agreement.

3.14    Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

3.15    Parties in Interest. Except as expressly provided elsewhere in this Agreement, a person who is not a party to this Agreement shall not have any rights under the Contracts (Right of Third Parties) Ordinance (Chapter 623, Laws of Hong Kong) to enforce any terms of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from the Contracts (Right of Third Parties) Ordinance. For the avoidance of doubt, any holder of Company Securities that is not a party to this Agreement is not, and shall not be deemed, a Shareholder and shall not have any rights, interests, obligations or remedies as a Shareholder under this Agreement.

3.16    Adjustments for Share Splits, Etc.    Wherever in this Agreement there is a reference to a specific number of shares of Company Securities of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Company Securities, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

3.17    Aggregation of Shares. All Company Securities held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.18    Representations and Warranties. Each party hereby represents and warrants to each other party, as of the date hereof, and as of the effective date of this Agreement, as follows:

(a)    such party, if not a natural person, is duly organized, validly existing and, to the extent applicable, in good standing under the applicable law of its jurisdiction of organization;

(b)    such party is a natural person, or is a corporate body with the legal capacity, power, authority and right to execute, deliver and perform its obligations under this Agreement, and all actions on its part necessary for the authorization, execution, delivery of and the performance of all of its obligations under this Agreement have been taken;

(c)    this Agreement will when executed be a legal, valid and binding obligation, enforceable against it in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; and

(d)    the execution and delivery by such party of this Agreement and the consummation by it of all the transactions contemplated hereunder (i) do not and will not require any approval, consent or authorization, except for such approvals, consents or authorizations that have been duly obtained and remain in full force and effect as of the date hereof; (ii) breach or constitute (or with notice or lapse of time or both constitute) a default under its constitutional documents, existing shareholders agreement or any material contract or agreement to which such party is bound; and (iii) result in a violation or breach of or constitute (or with notice or lapse of time or both constitute) a default under any applicable Law by which such party or any of its assets is bound.

3.19    Interpretation; Absence of Presumption.

(a)    For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedules, exhibits and annexes hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, and clause references are to the Articles, Sections, paragraphs, and clauses to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation”; (iv) the word “or” shall not be exclusive; (v) references to a person are also to its successors and permitted assigns; provisions shall apply, when appropriate, to successive events and transactions; (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; (vii) references to any agreement, instrument or statute means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein and (viii) all terms defined herein shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

THE COMPANY:

TENCENT MUSIC ENTERTAINMENT GROUP (腾讯音乐娱乐集团)

By:	/s/ Kar Shun Cussion Pang
Name: Kar Shun Cussion Pang
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

MIN RIVER INVESTMENT LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

MIN RIVER INVESTMENT LIMITED

as attorney-in-fact for and on behalf of

EMPEROR ENTERTAINMENT INVESTMENT LIMITED, YG ENTERTAINMENT INC., YG PLUS, INC., HUAYI BROTHERS INTERNATIONAL LIMITED, EASTERN EAGLE INVESTMENT CO., LTD., B’IN MUSIC INTERNATIONAL LIMITED, INTERESTING DEVELOPMENT INC., BEGINS STUDIO ENTERTAINMENT LIMITED, REMARKABLE STONE CULTURE HOLDINGS LIMITED, CANXING INTERNATIONAL MEDIA LIMITED, SOCIAL HUB ENTERTAINMENT (ASIA) LIMITED, WIND MUSIC INTERNATIONAL CORPORATION, SONY MUSIC ENTERTAINMENT AND WMG CHINA LLC

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

PAGAC MUSIC HOLDING II LIMITED

By:	/s/ WONG, TAK-WAI
Name: WONG, TAK-WAI
Title: DIRECTOR

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

PAGAC MUSIC HOLDING II LP

By:	/s/ David Jaemin Kim
Name: David Jaemin Kim
Title: Director of PAGAC Music Holding GP II Limited, general partner of PAGAC Music Holding II LP

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

CICFH Group Limited

For and on behalf of
CICFH Group Limited

By:	/s/ TANG Liang
Name: TANG Liang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

China Investment Corporation Financial Holdings

For and on behalf of China Investment Corporation Financial Holdings

By:	/s/ TANG Liang
Name: TANG Liang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

CICFH Music Investment Limited

For and on behalf of CICFH Music Investment Limited

By:	/s/ TANG Liang
Name: TANG Liang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

Pan Asia Venture Group Limited

For and on behalf of Pan Asia Venture Group Limited

By:	/s/ TANG Liang
Name: TANG Liang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

Green Technology Holdings Limited

For and on behalf of Green Technology Holdings Limited

By:	/s/ DAI Shaogang
Name: DAI Shaogang
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

MARVELLOUS MOUNTAIN INVESTMENTS LIMITED

By:	/s/ Chen Linlin
Name: Chen Linlin
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

Hermitage Green Harbor Limited

By:	/s/ LI Sha
Name: LI Sha
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

MEGA WING HOLDING LIMITED

By:	/s/ Li Zhaohui
Name: Li Zhaohui
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

CICFH Culture Entertainment Group

For and on behalf of CICFH Culture Entertainment Group

By:	/s/ MA Jie
Name: MA Jie
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

PAGAC MUSIC HOLDING II-A LP

By:	/s/ David Jaemin Kim
Name: David Jaemin Kim
Title: Director of PAGAC Music Holding GP II-A Limited, general partner of PAGAC Music Holding II-A LP

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Registration Rights Agreement as of the date first above written.

SHAREHOLDER:

PAGAC MUSIC HOLDING III LP

By:	/s/ David Jaemin Kim
Name: David Jaemin Kim
Title: Director of PAGAC Music Holding GP III Limited, general partner of PAGAC Music Holding III LP

[Signature Page to Registration Rights Agreement]

Schedule A

List of Shareholders

1.	Min River Investment Limited

2.	PAGAC Music Holding II Limited

3.	PAGAC Music Holding II LP

4.	CICFH Group Limited

5.	China Investment Corporation Financial Holdings

6.	CICFH Music Investment Limited

7.	Pan Asia Venture Group Limited

8.	Guomin Holdings Limited

9.	XieZhenYu Holding Limited

10.	AlanDing Holding Limited

11.	Brave Plus Holdings Limited

12.	Quantum Investments Limited

13.	Cityway Investments Limited

14.	EMI Group Limited

15.	Green Technology Holdings Limited

16.	Power Stream Holdings Limited

17.	CAGICO TECHNOLOGY LIMITED

18.	Time Heritage Enterprises Limited

19.	Qifei International Development Co. Limited

20.	Red Earth Innovation International Company Limited

21.	Lofty Times Investments Limited

22.	Polycon Investment Limited

23.	Best Tactic Global Limited

24.	EMI Music Publishing Group Hong Kong Limited

25.	Sony/ATV Music Publishing (Hong Kong)

26.	Capital Star Holdings Limited

27.	Al Stone Limited

28.	RamCity Investments Limited

29.	FeiYang Holdings Limited

30.	Balaena Investments Limited

31.	Coatue PE Asia IX LLC

32.	RSV-QM Holdings Limited

33.	SCC Growth IV Holdco A, Ltd.

34.	Internet Fund IV Pte. Ltd.

35.	Esta Investments Pte. Ltd.

36.	EAST LIGHT INVESTMENT PTE LTD

37.	CT Entertainment Investment Limited

38.	Tenor DF Investments, LP

39.	CMS Technology Limited Partnership

40.	Hundreds TWC Fund Limited Partnership

41.	AI SMS L.P.

42.	Hermitage Green Harbor Limited

43.	Dan Capital I Limited Partnership

44.	Skycus China Fund, L.P.

45.	DE Capital Limited

46.	Cubract Ventures Limited

47.	Eastern Eagle Investment Co., Ltd.

48.	YG Entertainment Inc.

49.	YG Plus, Inc.

50.	Emperor Entertainment Investment Limited

51.	Interesting Development Inc.

52.	B’in Music International Limited

53.	Remarkable Stone Culture Holdings Limited

54.	Canxing International Media Limited

55.	Huayi Brothers International Limited

56.	Social Hub Entertainment (Asia) Limited

57.	Begins Studio Entertainment Limited

58.	Mega Wing Holding Limited

59.	Able Honor Holdings Limited

60.	Wind Music International Corporation

61.	CICFH Culture Entertainment Group

62.	PAGAC Music Holding II-A LP

63.	PAGAC Music Holding III LP

64.	WMG China LLC

65.	Sony Music Entertainment